UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2005

PRIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 789-1400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          Effective January 7, 2005, Pride International, Inc. (“Pride”) entered into an Employment/Non-Competition/Confidentiality Agreement with Bruce E. Kain, Vice President — Quality, Health, Safety and Environment, for a term ending January 3, 2007 (unless earlier terminated in accordance with the terms of the agreement). The agreement provides that Mr. Kain will receive an annual salary, has the opportunity to earn an annual bonus under Pride’s bonus plan and is eligible to participate in Pride’s employee benefit plans and stock option and other incentive compensation plans.

          The agreement is subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the anniversary date of the agreement, with at least one year’s advance notice. The agreement provides that if Mr. Kain is terminated involuntarily for reasons not associated with a Change in Control and not due to cause (as defined), Mr. Kain will receive (1) an amount equal to one full year of base salary (not less than the highest annual base salary during the preceding three years); (2) one year of life, health, accident and disability insurance benefits for himself and dependents; (3) an amount equal to the target award under Pride’s annual bonus plan for the year of termination; and (4) immediate vesting of his options and awards. The agreement treats death, disability, or Pride’s failure to renew the agreement at the end of its term as an involuntary termination.

          In the event of a termination of Mr. Kain’s employment prior to a Change in Control and due to cause (which includes willful misconduct, failure to perform his duties or violation of the covenant not to compete), Mr. Kain will be entitled to receive only those payments and benefits that have accrued to him.

          The agreement also provides for compensation due to involuntary termination following a Change in Control. “Change in Control” is defined to include the acquisition by a person of 20% or more of Pride’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of Pride. In the event of a Change in Control, the term of the agreement will be extended for a period of two years from the effective date of the Change in Control. In the event of a termination during the extended term of the agreement (including voluntary resignation by Mr. Kain within six months after a Change in Control), Mr. Kain will be entitled to receive (1) an amount equal to two full years of base salary (not less than the highest annual base salary during the preceding three years); (2) an amount equal to two times the maximum award under Pride’s annual bonus plan for the year of termination; (3) life, health, accident and disability insurance continued for two years or until he receives similar benefits from another employer; and (4) immediate vesting of his options and awards.

          In addition, the agreement provides an indefinite non-disclosure covenant and a noncompete covenant for six months after termination (voluntary or involuntary) assuming that it was not due to a Change in Control. In the event of a Change in Control, the noncompete clause is void.

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          The foregoing description of Mr. Kain’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 2.02 Results of Operation and Financial Condition.

          On January 10, 2005, Pride issued a press release with respect to the reduction of outstanding debt in 2004. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

          The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement filed by Pride under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Item 7.01 Regulation FD Disclosure.

          Pride is hereby furnishing information regarding the contract status of its rigs posted to its website on January 10, 2005. Such information is furnished as Exhibit 99.2 to this Current Report.

          The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any registration statement filed by Pride under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9. 01 Financial Statements and Exhibits.

          (c)    Exhibits

10.1	Employment/Non-Competition/Confidentiality Agreement between Pride and Bruce E. Kain effective January 7, 2005.

99.1	Press release dated January 10, 2005.

99.2	Rig contract status information posted to Pride’s website on January 10, 2005.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
	By:	/s/ W. Gregory Looser

W. Gregory Looser
Senior Vice President, General Counsel and
Secretary
Date: January 10, 2005

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EXHIBIT INDEX

No.	Description
10.1	Employment/Non-Competition/Confidentiality Agreement between Pride and Bruce E. Kain effective January 7, 2005.

99.1	Press release dated January 10, 2005.

99.2	Rig contract status information posted to Pride’s website on January 10, 2005.

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